SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549




                      ________________


                          FORM 8-K


                       CURRENT REPORT


               Pursuant to Section 13 or 15(d)
           of the Securities Exchange Act of 1934




Date  of  Report (Date of earliest event reported)  December
22, 2000


              DEAN WITTER REALTY YIELD PLUS, L.P.
     (Exact name of registrant as specified in its charter)



            Delaware                  0-18148            13-
3426531    _
(State   or  other  jurisdiction      Commission     (I.R.S.
Employer
     of  incorporation)       File Number)    Identification
No.)



  Two World Trade Center, New York, New York           10048
_
   (Address of principal executive offices)     (Zip Code)



Registrant's  telephone number, including area  code   (212)
392-2974



  (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

Pursuant to a Purchase and Sale Agreement (the "Agreement") dated as of October 4, 2000, as amended, Deptford Crossing Associates, L.P. ("DCA"), a subsidiary of the Partnership, sold the land and building which comprise the Deptford Crossing shopping center (the "Property") on December 22, 2000 to the Hutensky Group, L.L.C., an unaffiliated party, for a negotiated sale price of $11.5 million.

The purchase price was paid in cash as closing. At closing, the Partnership received approximately $10.7 million, representing all of the cash received by DCA, net of DCA's closing costs, a $270,000 escrow deposit to secure DCA's obligations, if any, pursuant to its representations and warranties in the Agreement and other deductions.

Item 7.  Financial Statements and Exhibits

(b) Pro Forma Financial Information

For the Consolidated Income Statement for the nine months ended September 30, 2000, if the Property had been sold on January 1, 2000, rental income of approximately $1,497,000 would have been eliminated, property operating expenses would have decreased from $1,073,000 to $69,000 (the costs of the 401 East Ontario Street property litigation in 2000), depreciation and amortization expenses of $247,000 would have been eliminated and Partnership net income would have decreased from $27,159,000 ($3.04 per limited partnership unit) to $26,913,000 ($3.02 per limited partnership unit).

For the Consolidated Income Statement for the year ended December 31, 1999, if the Property had been sold on January 1, 1999, rental income of approximately $1,955,000 would have been eliminated, property operating expenses would have decreased from $220,000 to negative $439,000 (the amount of 401 East Ontario Street property litigation settlements received in 1999, net of costs) depreciation and amortization expenses of $310,000 would have been eliminated and net income would have decreased from $3,972,000 ($0.40 per limited partnership unit) to $2,986,000 ($0.30 per limited partnership unit).

The   pro  forma  adjustments  to  the  Consolidated  Income
Statements exclude the Partnership's share of the non-recurring gain on the sale of the Property.

The pro forma Consolidated Balance Sheet of the Partnership as of September 30, 2000 is an attachment to this Form 8-K.

(c)  Exhibits

     (1) Purchase and Sale Agreement Dated as of October 4, 2000 between Deptford Crossing Associates, L.P. as Seller and the Hutensky Group, L.L.C. as Purchaser.

     (2) Reinstatement Agreement and First Amendment to Purchase and Sale Agreement dated as December 22, 2000 between Deptford Crossing Associates, L.P., as Seller, and the Hutensky Group, L.L.C., as Purchaser.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         DEAN WITTER REALTY YIELD PLUS,
                          L.P.

                         By:    Dean Witter Realty Yield
Plus
                            Inc.
                            Managing General Partner


Date:                     January 5, 2001    By:  /c/
Raymond E. Koch      .
                            Raymond E. Koch
                            Principal Financial and
                            Accounting Officer


             Dean Witter Realty Yield Plus, L.P.
            Pro Forma Consolidated Balance Sheet
                  As of September 30, 2000



The  following  unaudited pro forma balance sheet  has  been presented as if the Deptford Crossing property was  sold  as of September 30, 2000.  The pro forma adjustments reflect a)
the  net cash proceeds from the sale, b) the elimination  of the  net carrying value of the property from real estate and
c) the changes in other assets caused by the property sale.
                                        Pro Forma
                          Historical    Adjustments  Pro
Forma

ASSETS
 Real estate                $10,507,326 $(10,507,326) $
-

 Investment in joint venture  1,850,867        -
1,850,867

 Cash and cash equivalents       5,832,032  10,675,937
16,507,969

 Other assets                 498,462    (119,121)
379,341

                          $18,688,687  $   49,490
$18,738,117


LIABILITIES AND PARTNERS' CAPITAL
 Accounts payable and other $   270,182  $      -      $
270,182
      liabilities

  Total partners' capital       18,418,505     49,490
18,467,995

                         $ 18,688,687  $       49,490
$18,738,117






    Exhibit Index for Dean Witter Realty Yield Plus L.P.




Exhibit                                      Sequential
No.            Description                   Page No.

(1) Purchase and Sale Agreement dated as of October 4, 2000 between Deptford Crossing Associates, L.P. as Seller and the Hutensky Group, L.L.C. as Purchaser.

(2) Reinstatement Agreement and First Amendment to Purchase and Sale Agreement dated as December 22, 2000 between
     Deptford Crossing Associates, L.P., as Seller, and  the
     Hutensky Group, L.L.C., as Purchaser.